UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 8, 2006

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California  91604

(Address of Principal Executive Offices)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Upon review and after discussion with Crown Media Holdings, Inc.’s independent auditors, on March 8, 2006, the Audit Committee of the Company’s Board of Directors determined that the presentation of a non-cash transaction in our statement of cash flows in the third quarter of 2005 related to a tax sharing agreement with Hallmark Cards, Incorporated was not in accordance with GAAP and should be revised in the Unaudited Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2005.

Pursuant to the tax sharing agreement, Hallmark Cards has benefited from past tax losses and may benefit from future federal tax losses, which may be generated by the Company.  Based on the tax sharing agreement, Hallmark Cards has agreed to pay the Company all of the benefits realized by Hallmark Cards as a result of including the Company in its consolidated income tax return.  These benefits are estimated and paid 75% in cash on a quarterly basis and the balance when the Company becomes a federal taxpayer.  Under the tax sharing agreement, at Hallmark Cards’ option, the non-interest bearing balance of the 25% in federal tax benefits may be applied as an offset against any amounts owed by the Company to any member of the Hallmark Cards consolidation group under any loan, line of credit or other payable, subject to limitations under any loan indentures or contracts restricting such offsets.  During the third quarter of 2005, Hallmark Cards used $30.0 million of the approximately $45.0 million balance of this 25% balance to offset debt owed by the Company to Hallmark Cards or its affiliates.  The Company inappropriately presented the offset amount as a cash transaction, including it in “Proceeds from tax sharing agreement with Hallmark Cards” under “Cash Flows from Financing Activities” in its Unaudited Condensed Consolidated Statement of Cash Flows contained in the Company’s quarterly report on Form 10-Q for the third quarter of 2005.

The revised accounting will result in treating the $30.0 million offset as a non-cash transaction. The Company will change the “Proceeds from tax sharing agreement with Hallmark Cards” under “Cash Flows from Financing Activities” from $56.1 million to $26.1 million and change the “Decrease in payable to affiliates” under “Cash Flows from Operating Activities,” from $34.2 million to $4.2 million.  Since Hallmark Cards had offset the non-interest bearing balance of the 25% in federal tax benefits against certain amounts due to Hallmark entities, the $30.0 million offset must be treated as a non-cash transaction.

Management is in the process of finalizing the accounting and the adjustments within the Statement of Cash Flows, but expects the changes to be reflected in the restated Statement of Cash Flows as shown below.  The Company expects that these changes will not result in any change in the Condensed Consolidated Balance Sheet and Statements of Operations and Comprehensive Loss at and for the three and nine months ended September 30, 2005.

The Company will include the adjusted financial information for the period noted above in its Form 10-K for the year ended December 31, 2005, which is currently expected to be filed no later than March 31, 2006. The Company does not intend to issue a press release or Form 8-K filing regarding operating results for the fourth quarter of 2005 and the year ended December 31, 2005, until the 2005 Form 10-K filing is completed.  On March 14, 2006, the Company issued a press release regarding the restatement described in this Report and the filing of a Form

12b-25 to extend the due date of the Company’s 2005 Form 10-K Report until March 31, 2006.  A copy of the press release is attached as Exhibit 99.1 to this Report.

CROWN MEDIA HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30, 2005
	Previously Reported	Adjustments	Restated

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(172,984)	$—	$(172,984)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from discontinued operations	10,666	—	10,666
Loss from sale of discontinued operations	1,964	—	1,964
Impairment of film assets	22,939	—	22,939
Depreciation and amortization	160,127	—	160,127
Accretion on company obligated manditorily redeemable preferred interest	2,180	—	2,180
Provision for allowance for doubtful accounts	1,002	—	1,002
Gain on sale of property and equipment	(24)	—	(24)
Stock-based compensation	8,279	—	8,279
Changes in operating assets and liabilities:
Increase in accounts receivable	(5,194)	—	(5,194)
Increase in receivable from buyer of international business	(428)	—	(428)
Additions to program license fees	(113,981)	—	(113,981)
Additions to subscriber acquisition fees	(7,187)	—	(7,187)
Increase in prepaid and other assets	(14,282)	—	(14,282)
Decrease in accounts payable and accrued liabilities	(1,033)	—	(1,033)
Increase in interest payable	40,839	—	40,839
Decrease in subscriber acquisition fees payable	(23,873)	—	(23,873)
Decrease in license fees payable to affiliates	(4,113)	—	(4,113)
Decrease in payables to affiliates	(34,165)	30,000	(4,165)
Increase in deferred revenue	470	—	470
Net cash used in continuing operating activities	(128,798)	30,000	(98,798)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(848)	—	(848)
Payments to buyer of international business	(7,405)	—	(7,405)
Proceeds from disposition of property and equipment	25	—	25
Proceeds from disposition of international business, net of funds transfer fees	221,979	—	221,979
Net cash provided by investing activities	213,751	—	213,751

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	1,693	—	1,693
Proceeds from tax sharing agreement with Hallmark Cards	56,100	(30,000)	26,100
Borrowings under the credit facility	65,000	—	65,000
Principal payments on the credit facility	(195,000)	—	(195,000)
Principal payments on capital lease obligations	(436)	—	(436)
Net cash used in financing activities	(72,643)	(30,000)	(102,643)
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash used in discontinued operating activities			(15,309)
Net cash used in discontinued investing activities			(60)
Net cash used in discontinued financing activities			(411)
Effect of exchange rate changes on cash			1,022
NET CASH USED IN DISCONTINUED OPERATIONS	(14,758)		(14,758)
Effect of exchange rate changes on cash	(289)	—	(289)
Net decrease in cash and cash equivalents	(2,737)	—	(2,737)
Cash and cash equivalents, beginning of period	12,102	—	12,102
Cash and cash equivalents, end of period	$9,365	$—	$9,365

Item 9.01.   Financial Statements and Exhibits.

                A list showing the exhibit filed herewith is contained on the Exhibit Index, which immediately precedes such exhibit and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	March 14, 2006	By	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President, Legal and Business Affairs, and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued on March 14, 2006 regarding the restatement and the filing of a Form 12b-25 to extend the due date of the Company’s 2005 Form 10-K Report.